Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of BioPharmX Corporation (the “Company”) for the fiscal quarter ended July 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James Pekarsky, Chief Executive Officer of the Company, and Greg Kitchener, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2015
/s/ James Pekarsky
James Pekarsky
Chief Executive Officer
(Principal Executive Officer)

/s/ Greg Kitchener
Greg Kitchener
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)